UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

21355 Ridgetop Circle, Dulles, VA	20166
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 25, 2011, VeriSign, Inc., as a result of a management reorganization, determined to terminate without cause, effective April 29, 2011, each of Russell S. Lewis, Executive Vice President, Strategy and Technical Operations, and Kevin A. Werner, Senior Vice President, Corporate Development and Strategy, whose roles will be combined in the new organization.

(e) Executive officers of VeriSign are eligible to receive an annual performance bonus payment for the fiscal year ended December 31, 2010 (“Fiscal 2010”) under the VeriSign, Inc. Annual Incentive Compensation Plan (“AICP”) based on performance against goals established by the Compensation Committee of the Board of Directors (the “Committee”) for Fiscal 2010. At a meeting held on February 22, 2011, the Committee determined, subject to and conditional upon certification of financial statements for the fiscal year ended December 31, 2010 (which occurred on February 24, 2011), the amounts of annual performance bonuses to be paid under the AICP based on the Committee’s review with management of the performance of each eligible executive officer.

The Fiscal 2010 AICP bonuses approved for our chief executive officer and each of the persons designated as a “Named Executive Officer” in our 2010 Annual Proxy Statement were as follows:

D. James Bidzos	Executive Chairman	Does not participate in the AICP

Mark D. McLaughlin	President and Chief Executive Officer	$837,000

Brian G. Robins	Executive Vice President and Chief Financial Officer	$334,800

Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	$267,840

Russell S. Lewis	Executive Vice President, Strategy and Technical Operations	$240,000

Kevin A. Werner	Senior Vice President, Corporate Development and Strategy	$225,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: March 2, 2011	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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